UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 3, 2010

PHASE FORWARD INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	04-3386549
(Commission File Number)	(IRS Employer Identification No.)

77 Fourth Avenue, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2010, Phase Forward Incorporated (the “Company”), through its subsidiary, Phase Forward Europe, amended the employment terms of the Company’s Senior Vice President of Worldwide Sales, Stephen Powell, to align Mr. Powell’s change in control severance and non-compete terms to those of U.S.-based senior vice presidents of the Company.  The amended employment terms, which are set forth in an amended Senior Executive Service Agreement with Mr. Powell (the “Amended Senior Executive Service Agreement”) and the Company’s Executive Agreement for senior executives (the “Executive Agreement”), provide for severance payments equal to 50% of Mr. Powell’s annual base salary, certain continued health benefits and, in the discretion of our chief executive officer, an amount representing variable compensation that such person would have been entitled to receive under our variable compensation plans but for the termination of his employment, in the event that the Company terminates his or her employment other than for cause, death or disability. In addition, the Amended Executive Agreements provide that if the Company experiences a change in control and the employment of such executive officer is terminated without cause, or if such executive officer terminates his or her employment for certain reasons including a substantial reduction in salary or bonus or geographic movement during the one-year period following the change in control, then all unvested stock options, awards and rights granted to such executive officer under any of the Company’s stock option plans become fully-vested and immediately exercisable and such executive officer is entitled to severance payments equal to 100% of his or her annual base salary and 50% of such executive officer’s annual bonus, as well as certain continued health benefits.

The Company will also be amending Mr. Powell’s equity award agreements to be consistent with the terms of the amended Employment Agreement and the Executive Agreement, such that the vesting of his restricted stock and restricted stock unit awards will automatically be accelerated by 12 months if his employment with the Company ends as a result of death or disability, or if the Company experiences a change in control.  In addition, 100% of Mr. Powell’s equity awards would vest in the event that within the 12-month period following a change in control, (i) he is terminated for any reason other than cause, death, or disability or (ii) he notifies the Company in writing of his resignation within 60 days after any event constituting good reason and describes with reasonable specificity such event.

In addition, Mr. Powell’s non-competition agreement with the Company has been extended from six (6) months to twelve (12) months following any termination of his employment.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Senior Executive Service Agreement filed as Exhibit 10.1 hereto and the form of Executive Agreement attached as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

10.1                         Amended Senior Executive Service Agreement, dated February 4, 2010, between Phase Forward Europe Limited and Stephen Powell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

February 5, 2010	By:	/s/ D. Ari Buchler
D. Ari Buchler
Senior Vice President, Legal and Regulatory Services

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended Senior Executive Service Agreement, dated February 4, 2010, between Phase Forward Europe Limited and Stephen Powell